Exhibit 3(d)

As Amended
February 27, 2008

BYLAWS OF

UNISOURCE ENERGY CORPORATION

ARTICLE I.

Meetings of Shareholders.

Section 1.  Meetings.  The Annual Meeting of the Shareholders shall be held at the known and principal place of business of the Company in the City of Tucson, State of Arizona, or such other place as may be designated by the Board of Directors on a day designated by the Board of Directors, subject to applicable laws, for the election of directors and the transaction of such other business as may properly come before the meeting.  Special Meetings of the Shareholders, except as otherwise provided by law, shall be held at the known and principal place of business of the Company in the City of Tucson, State of Arizona, or such other place as may be designated by the Board of Directors and may be called by the Chairman of the Board, the President, any two directors, or the Executive Committee, if there be one, and shall be called by the Secretary upon the request of the owners of 25% of the stock outstanding and entitled to vote at such meeting.

Section 2.  Notice.  Written notice of meeting, signed by the Chairman of the Board, the President or a Vice President, or the Secretary, or Assistant Secretary, or having the name of the Chairman of the Board, the President or a Vice President or the Secretary or Assistant Secretary printed thereon, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Company at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Company; provided, however, if any shareholder shall fail to furnish the Secretary with his correct Post Office address, he shall not be entitled to such separate notice.  No business shall be transacted at any special meeting except as shall be mentioned in said notice.  In the event of the transfer of his stock by any shareholder after such service of such notice and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting on the transferee.

Section 3.  Quorum.  At any meeting of the shareholders, a majority of the shares entitled to vote at such meeting represented in person or by proxy shall constitute a quorum at the meeting of shareholders.  Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum.  Unless the vote of a greater number of shares or voting by class is required by the Articles of Incorporation or the laws of the State of Arizona, the affirmative vote of a majority of the shares represented at any meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided, further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

Section 4.  Adjournments.  Whenever at any meeting of the shareholders, notice of which shall have been duly given, a quorum shall not be present, or whenever for any other reason it may be deemed desirable, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting to another time or place.  If the adjournment is for a period of no more than thirty (30) days, no notice other than by announcement at the meeting at which the adjournment is taken need be given.  If the adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 5.  Organization.  The Chairman of the Board or, in his absence, the President or, in their absence, a Vice President shall call any meeting of the shareholders to order and shall act as Presiding Officer of such meeting.  The shareholders may appoint any shareholder or the proxy of any shareholder to act as Presiding Officer of any meeting of the shareholders in the absence of the Chairman of the Board, the President and the Vice Presidents.  The Secretary or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders; or in the absence of the Secretary and Assistant Secretaries at any meeting of the shareholders, the Presiding Officer may appoint any person to act as Secretary of such meeting.

Section 6.  Inspectors.  At each meeting of the shareholders at which a vote by ballot is taken, unless otherwise determined at such meeting, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before the meeting, or if no such appointment shall have been made then by the Presiding Officer of the meeting.  If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve, shall be appointed in like manner.

Section 7.  Voting.  Each shareholder shall have such voting rights as are provided by the Articles of Incorporation and the laws of the State of Arizona.  Shareholders entitled to vote may be represented and vote by a proxy or proxies appointed and authorized by any method permitted by the laws of the State of Arizona; in the event that such authorization shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the powers conferred by such authorization upon all of the persons so designated, unless the authorization shall otherwise provide.  In all elections for directors, voting shall be by ballot.

ARTICLE II.

Directors.

Section 1.  Election and Term.  The business and affairs of the Company shall be managed by a Board of Directors consisting of not less than eight nor more than fifteen members specified by resolution of the Board of Directors who need not be shareholders of the Company.  The directors shall be elected annually by the shareholders at the annual meeting thereof, and each director shall hold office until his successor shall be elected and qualified or until his earlier resignation or removal.

Section 2.  Chairman of the Board.  The Board of Directors shall elect one of its members as the Chairman of the Board.  During the absence or incapacity of the President, he shall be the acting President.  He shall have such other powers and perform such other duties as from time to time the Board of Directors may prescribe.  If the Board of Directors shall create an Executive Committee, the Chairman of the Board shall be a member and the Chairman thereof.

Section 3.  Vacancies.  Any vacancies occurring in the Board of Directors by reason of death, resignation or otherwise, may be filled by the affirmative vote of the remaining directors, though not less than a quorum, or by the shareholders at any meeting thereof, and any director so chosen shall hold office until his successor shall be elected and qualified.

Section 4.  Meetings.  The meetings of the Board of Directors shall be held at such place or places within or without the State of Arizona as the Board of Directors may from time to time designate.

The Chairman of the Board shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board, the President shall preside or, in their absence, the directors present may elect a Chairman of the meeting.

The Annual Meeting of the Board of Directors for the election of officers, the designation of members of committees of the Board of Directors, and the transaction of such other business as may properly come before the meeting, shall be, unless otherwise noticed, the regular meeting in May of each year. Regular meetings of the Board of Directors shall be held at the Company’s known and principal place of business in Tucson, Arizona, at such date and time as may be determined by the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the President, any two directors, or the Executive Committee.

Meetings of the Board of Directors, regular or special, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Section 5.  Notice.  No notice shall be required of any annual or regular meeting of the Board of Directors unless the place, day, or time thereof shall be other than that last designated by the Board.  Notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors shall be given to each director by letter, telegram, telephone, or personally at least twenty-four (24) hours before the time fixed for the meeting.  Such notice may be waived by any director.  Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Quorum.  A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business, and any act receiving the affirmative vote of a majority of the directors present at any meeting shall be the act of the Board of Directors.

Section 7.  Adjournments.  Any annual, regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

Section 8.  Director Emeritus.  The Board of Directors may from time to time elect one or more individuals to serve as a Director Emeritus whose duty shall be to consult with and advise the Board of Directors of the Company.  The title of a Director Emeritus shall be honorary only and such title shall carry with it the right to attend and participate in discussions held during the meetings of the Board of Directors, to receive notice of such meetings and to receive such compensation as is from time to time determined appropriate by resolution passed by a majority vote of the Board of Directors.  The rights and privileges of a Director Emeritus are expressly limited to those described in the preceding sentence and such title shall not carry with it the right to vote at Board meetings, the right to participate on any committees established by the Board of Directors, or any rights, duties, privileges, liabilities or obligations otherwise associated with being a member of the Board of Directors.

ARTICLE III.

Committees.

Section 1.  Executive Committee.  The Board of Directors may by resolution passed by a majority of the whole Board designate two or more of their members to constitute an Executive Committee which may have and exercise, subject to such limitations, if any, as may be prescribed by resolution of the Board, the powers of the Board of Directors in the management of the business and affairs of the Company; provided, such Executive Committee shall only act at such times as the Board of Directors is not in session and in no case to the exclusion of the Board of Directors at any time to act as a Board upon any business of the Company; and further provided that the Executive Committee shall not have the authority of the Board of Directors in reference to the following matters:  the submission to shareholders of any action that requires shareholders' authorization or approval, or the filling of vacancies on the Board of Directors or in any committee of the Board of Directors, or the amendment or repeal of the Bylaws, or the adoption of new bylaws, or the fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

Section 2.  Other Committees.  The Board of Directors may by resolution passed by a majority of the whole Board designate two or more of their members to constitute one or more other committees which may have and exercise, subject to such limitations, if any, as may be prescribed by resolution of the Board, the powers of the Board of Directors in the management of the business and affairs of the Company; provided that no such committee shall have the authority of the Board of Directors in reference to the following matters:  the submission to shareholders of any action that requires shareholders' authorization or approval, or the filling of vacancies on the Board of Directors or in any committee of the Board of Directors, or the amendment or repeal of the Bylaws, or the adoption of new bylaws, or the fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

ARTICLE IV.

Officers.

Section 1.  Number, Election and Term.  The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected annually by the affirmative vote of a majority of the whole Board of Directors at the Annual Meeting thereof, and who shall hold their respective offices until their successors shall be elected and qualified.  One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President.  The President shall be elected from the members of the Board.  The Board of Directors may elect or appoint from time to time Assistant Secretaries and Assistant Treasurers who shall hold such offices subject to the pleasure of the Board.  The Board of Directors may also elect or appoint from time to time such other officers or assistant officers as the interest of the Company may require, and fix their duties and terms of office.  Any person may hold more than one office but the offices of President and Secretary shall not be held by the same person at the same time.  Any vacancy occurring in any office may be filled by the Board of Directors.  All officers or assistant officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors.

Section 2.  President.  The President shall be the chief executive officer of the Company; and subject to the control and direction of the Chairman of the Board and the Board of Directors, he shall have general control and management of the business and affairs of the Company, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or which he may be authorized or required to do by reason of any provisions of law or the Bylaws of the Company.

Section 3.  Vice Presidents.  The Vice Presidents shall perform such duties as the Board of Directors or Executive Committee shall require, and one or more as designated by the Board shall, during the extended absence or incapacity of the Chairman of the Board and the President, assume and perform all functions and duties which the Chairman of the Board or President might lawfully do if present and not under any incapacity.

Section 4.  Secretary.  The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of the Board of Directors, Executive Committee and the shareholders and shall record all votes of the directors, Executive Committee and shareholders in a book to be kept for that purpose.  The Secretary shall notify the directors and shareholders of their respective meetings as required by law or the Bylaws of the Company and shall perform such other duties as may be required by law or the Bylaws of the Company, or which may be assigned from time to time by the Chairman of the Board, the Board of Directors or the Executive Committee.

Section 5.  Assistant Secretaries.  The Assistant Secretaries, if and when appointed as aforesaid, shall perform such duties as the Secretary, the Board of Directors or Executive Committee shall require, and shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

Section 6.  Treasurer.  The Treasurer shall have charge of the funds of the Company.  He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Company as may be ordered by the Board, and shall render to the President or the Board whenever he or it may require it, account of all his transactions as Treasurer and of the financial condition of the Company.  In addition, when authorized and empowered by the Board of Directors, the Treasurer may execute in the name and on behalf of the Company any loan agreements, credit agreements and other contracts or arrangements relating to the borrowing of funds by the Company and any contracts, purchase agreements, underwriting agreements and other agreements or arrangements relating to securities to be issued and sold, guaranteed or funded by the Company, and any and all indemnification agreements, certificates, financial statements, letters or other papers and documents (other than instruments evidencing securities of the Company, unless execution of such instruments is permitted under other provisions of these Bylaws and authorized by the Board of Directors) required in connection with any of the foregoing.

Section 7.  Assistant Treasurers.  The Assistant Treasurers, if and when appointed as aforesaid, shall perform such duties as the Treasurer, Board of Directors or Executive Committee shall require, and shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

ARTICLE V.

Contracts.

No contract or other transaction between the Company and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be affected because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:  the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote; or the contract or transaction is fair and reasonable to the Company at the time the contract or transaction is authorized, approved or ratified, in the light of circumstances known to those entitled to vote thereon at that time.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE VI.

Negotiable Instruments.

Except as otherwise specially provided by the Board of Directors, all checks, drafts, bills of exchange, promissory notes and other negotiable instruments shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or a Vice President of the Company; but in no case shall any one person sign and countersign in the capacity of two officers.

ARTICLE VII.

Capital Stock.

Section 1.  Certificates of Stock.  The shares of the Company’s capital stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued.  Any certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors.  Any certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof.  The signatures of such President, Vice President, Secretary or Assistant Secretary of the Company may be facsimiles, engraved, lithographed, printed or otherwise imprinted or reproduced on such certificates.  In case any officer of the Company whose signature, whether facsimile or otherwise, shall have been placed upon any certificate shall cease to be such officer before any certificate so signed shall have been actually issued and delivered, such certificate may nevertheless be issued and delivered by the Company as though the person who had signed such certificate had not ceased to be such officer.  No certificate shall be issued for any share of capital stock until such share is fully paid.

Every certificate representing shares issued by the Company shall set forth or summarize upon the face or back of the certificate, or shall state that the Company will furnish any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.  In addition, each certificate representing shares shall state upon the face thereof: that the Company is organized under the laws of Arizona; the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice that shall set forth or summarize, or shall state that the Company will furnish any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.  Such written notice also shall state: that the Company is organized under the laws of Arizona; the name of the person to whom the uncertificated shares are issued; the number and class of shares, and the designation of the series, if any, represented; and the par value of each share or a statement that the shares are without par value.

The Company may issue a new certificate for shares of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Company, the Transfer Agent or Agents and Registrar or Registrars against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.  The Board of Directors may adopt from time to time rules and regulations relating to lost, stolen or destroyed certificates of the capital stock of the Company or bonds or other evidences of indebtedness of the Company.

Section 2.  Transfer of Stock.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, subject to the rules and regulations of the Company relating to transfers in force at the time, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, to cancel the old certificate and to record the transaction upon the Company’s books.   In all cases of transfers of certificates, the certificate or certificates representing the shares to be transferred, or any part thereof, must be surrendered for cancellation simultaneously with the making of the transfer.  No new certificate or evidence of the issuance of uncertificated shares shall be issued until the prior certificate has been canceled.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Company.

Section 3.  Closing of Transfer Books.  The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or adjournment thereof or the payment of any dividend or other distribution or allotment or any rights or the entitlement of any shareholder to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix a record date pursuant to the provisions of Article VIII hereof.

Section 4.  Transfer Agents and Registrars.  The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where any certificates for shares of the capital stock of the Company shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such certificates for shares of stock shall be registered, and no certificate for shares of the capital stock of the Company, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by manual or facsimile signature by one of such transfer agents and registered by one of such registrars.  The same corporation may at the direction of the Board of Directors, be both transfer agent and registrar.  The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

ARTICLE VIII.

Record Date.

In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days nor less than ten (10) days prior to any such other action.  Only such shareholders of record on the record date shall be entitled to such notice of, and to vote at such meeting, or to receive the payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty (30) days in the aggregate.

ARTICLE IX.

Dividends.

Pursuant to and upon the conditions of the Articles of Incorporation, dividends upon the capital stock of the Company may be declared from time to time by the Board of Directors, in its discretion, provided that no dividend shall be declared and paid if the Company is or would thereby be rendered insolvent or which would diminish the amount of its capital stock.

ARTICLE X.

Corporate Seal.

The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper bearing the words, “UniSource Energy Corporation, Seal.”

The seal shall be in the charge of the Secretary, and a duplicate of the seal may be kept and be used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

ARTICLE XI.

Offices.

The known and principal place of business of the Company within the State of Arizona shall be 220 West Sixth Street, Tucson, Arizona, but the known place of business may be changed and other offices may be established and maintained in or outside of the State of Arizona at such places as the Board of Directors may designate.

ARTICLE XII.

Amendments.

These Bylaws may be altered, amended, or repealed from time to time by the affirmative vote of a majority of the Board of Directors at any regular, special or annual meeting.